Exhibit 10.4

MARSHALL EDWARDS, INC.

Form of Amended and Restated Lock-Up Agreement

May 16, 2011

Marshall Edwards, Inc.

11975 El Camino Real

Suite 101

San Diego, CA 92130

Re: Marshall Edwards, Inc. – Lock-Up Agreement

Dear Sirs:

This Amended and Restated Lock-Up Agreement is being delivered to you in connection with the Amended and Restated Securities Purchase Agreement (the “Amended Purchase Agreement”), dated as of May 16, 2011 by and among Marshall Edwards, Inc. (the “Company”) and the investors party thereto (the “Buyers”), with respect to the issuance of (i) common stock, par value $0.00000002 per share (the “Common Stock”) and (ii) warrants (the “Warrants”) which Warrants will be exercisable to purchase Common Stock in accordance with their terms. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Amended Purchase Agreement.

In order to induce the Buyers to enter into the Amended Purchase Agreement, the undersigned agrees that, commencing on the date hereof and ending on [the date that is the earlier of (i) the date ninety (90) days after the date when all Registrable Securities (as defined in the Registration Rights Agreement) and Adjustment Shares (x) have been registered pursuant to a Registration Statement (as defined in the Registration Rights Agreement) that is available for the resale of all such Registrable Securities and Adjustment Shares or (y) can be sold pursuant to Rule 144 without any restrictions or limitations and (ii) the date thirteen (13) months after the Closing Date]1 (the “Lock-Up Period”), the undersigned will not, and will cause all affiliates (as defined in Rule 144) of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned not to, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock or Common Stock Equivalents, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to any shares of Common Stock or Common Stock Equivalents owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively, the “Undersigned’s Shares”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Undersigned’s Shares, whether any such

[1]	For Lock-Up Agreement to be signed by Novogen Limited, replace with “December 24, 2011”.

transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, (iii) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or Common Stock Equivalents or (iv)2 publicly disclose the intention to do any of the foregoing.

The foregoing restriction is expressly agreed to preclude the undersigned, and any affiliate of the undersigned and any person in privity with the undersigned or any affiliate of the undersigned, from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein. The undersigned now has, and, except as contemplated by the immediately preceding sentence, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar (the “Transfer Agent”) against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the Transfer Agent from effecting any actions in violation of this Lock-Up Agreement.

The undersigned acknowledges that the execution, delivery and performance of this Lock-Up Agreement is a material inducement to each Buyer to complete the transactions contemplated by the Amended Purchase Agreement and that the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Lock-Up Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Amended Purchase Agreement.

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

[2]

For Lock-Up Agreement to be signed by Novogen Limited, add: “other than in any filing required to be made with the United States or Australian regulatory authorities in connection with any applicable shareholder approval requirements in order to effect a distribution of Common Stock by the Undersigned to its shareholders’”.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied. In furtherance of the foregoing, the internal laws of the State of New York will control the interpretation and construction of this Lock-Up Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

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Very truly yours,

Exact Name of Stockholder

Authorized Signature

Title

Agreed to and Acknowledged:

MARSHALL EDWARDS, INC.

By:
Name:
Title:

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